UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 N. Green Bay Avenue, P.O. Box 591
Milwaukee, Wisconsin , 53201-0591

(Address of principal executive offices, including zip code)

(414) 524-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) At a regular meeting on November 17, 2004, the Board of Directors of Johnson Controls, Inc. announced the election of Stephen A. Roell to the Company’s Board of Directors effective November 17, 2004, to serve the unexpired term of James H. Keyes in the Class of 2005; and that Stephen A. Roell shall stand for reelection as a Director of the Corporation in the proxy statement to be issued in connection with the Annual Meeting of Stockholders to be held on January 26, 2005. Mr. Roell succeeds James H. Keyes who retired from the Board of Directors effective November 17, 2004.

(c) John P. Kennedy was named President of the Company’s Controls Group. He formerly served as Secretary, and General Counsel; he remains Senior Vice President. Mr. Kennedy succeeds Brian J. Stark. Mr. Stark, who served as Controls Group President since 1998, will retire December 31, 2004. The Company also announced that Jerome D. Okarma, has been named Vice President, Secretary, and General Counsel. Mr. Okarma formerly served as Vice President, Assistant Secretary, and Deputy General Counsel. Sean Major, was named Assistant Secretary and Assistant General Counsel and was elected a corporate officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
Date: November 23, 2004	By:	/s/ Stephen A. Roell
Stephen A. Roell
Executive Vice President and Chief Financial Officer